Exhibit 10.42

Name:	[_________]
Number of PSUs:	[_________]
Date of Grant:	[_________]
LIANBIO
2021 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
This agreement (this “Agreement”) evidences a grant (the “Award”) of performance-based Restricted Share Units granted by LianBio, an exempted company organized under the laws of the Cayman Islands (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the LianBio 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
1. Grant of PSUs. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant the target number of performance-based Restricted Stock Units (the “PSUs”) set forth above, giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one Share with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. The number of PSUs that may be earned by the Participant will be determined in accordance with Exhibit A hereto.
The PSUs are granted to the Participant in connection with the Participant’s Employment with the Company.
2. Earning; Vesting.
(a)    Earned PSUs. The PSUs shall become “Earned PSUs” to the extent earned in accordance with the performance criteria set forth on Exhibit A hereto.
(b)     Vesting of Earned PSUs. The Earned PSUs shall become vested on the dates set forth in Exhibit A hereto, subject to the Participant remaining in continuous employment from the Date of Grant through the applicable vesting date.
3. Cessation of Service. If the Participant’s Employment ceases for any reason, except as expressly provided in a written employment, change of control or severance-benefit agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the PSUs or Earned PSUs, as applicable, to the extent not then vested, will be immediately forfeited for no consideration.
4. Delivery of Shares. The Company shall, as soon as practicable upon the vesting of any Earned PSUs (but in no event later than thirty (30) days following the date on which such Earned PSUs vest), effect delivery of the Shares with respect to such vested Earned PSUs to the Participant (or, in the event the PSUs have passed to the estate or beneficiary of the Participant or a permitted transferee, to such estate or beneficiary or permitted transferee).

5. Nontransferability. The PSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
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6. Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the PSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the PSUs, including the right to any Shares acquired in respect of the PSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy of the Company. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.
7. Taxes. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon settlement of the Award, are subject to the Participant promptly satisfying all taxes and other amounts required to be withheld.
(a)The number of Shares necessary to satisfy the minimum statutory withholding tax obligations on the vesting date or settlement date, as applicable, will automatically be released by the Participant from the Shares otherwise deliverable to the Participant hereunder on such date to a broker or other third-party intermediary acceptable to the Company (the “Broker”) and sold in order to satisfy such withholding tax obligations (“Sell to Cover”). The Participant will be responsible for all third-party administration processing fees in connection with such Sell to Cover. In addition, the Participant may be subject to and taxed in respect of short-term capital gains or losses that reflect the difference in the withholding tax liability determined on the date that the Award vests and/or settles hereunder and the sales price actually achieved.
(b)In connection with the implementation of the Sell to Cover provision described in Section 7(a) above, the Participant hereby authorizes the Company to instruct the Broker to sell a number of Shares to be issued upon the vesting or settlement of the Award to satisfy the minimum statutory withholding tax obligations, as described in Section 7(a) above.
(c)Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that the Sell to Cover provision may not cover the Participant’s full tax liability as it relates to the vesting and settlement of the Award and that the Participant shall remain fully responsible for his or her tax obligations in respect of the Award in all cases.
(d)The Participant further acknowledges and agrees as follows:
(i)The instruction to the Broker to sell in connection with the Sell to Cover provision is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), and is to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act.
(ii)The Participant is not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

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(iii)The Sell to Cover contemplated by this Agreement is adopted to (A) be effective as of the Date of Grant and (B) permit the Participant to sell a number of Shares issued upon the vesting or settlement of the Award sufficient to pay the statutory minimum amount of withholding taxes that become due as a result of the vesting or settlement of the Award.
(iv)The Broker is under no obligation to arrange for any sale in connection with the Sell to Cover provision at any particular price.
(v)The Participant hereby authorizes the Broker to remit directly to the Company the proceeds necessary to cover the Participant’s tax liability as it relates to the vesting and settlement of the Award as provided in Section 7(a) above, and to retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Broker relating to the Sell to Cover.
(vi)The Participant hereby appoints the Company as his or her agent and attorney-in-fact to instruct the Broker with respect to the number of Shares to be sold under the Sell to Cover contemplated by this Agreement.
(vii)The Participant hereby waives any claims he or she may have against the Company and its directors, officers, or employees now or in the future related to Company’s instructions to a Broker or any actions taken by the Broker in effecting sales or otherwise and shall indemnify and hold the Company and its directors, officers, employees and agents harmless from any losses, costs, damages, or expenses relating to any sale under the Sell to Cover contemplated by this Agreement.
(viii)It may not be possible to sell Shares due to, among other reasons, (A) a legal or contractual restriction applicable to the Participant or to the Broker, (B) a market disruption, (C) rules governing order execution priority on the Nasdaq Global Market or (D) if the Company determines that sales may not be effected hereunder.
8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

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[Signature page follows.]

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The Company, by its duly authorized officer, and the Participant have executed this Agreement.

LIANBIO

By:
Name:
Title:

[Signature Page to Performance Based Restricted Share Unit Agreement]

Agreed and Accepted:

By
[Participant’s Name]
[Signature Page to Performance Based Restricted Share Unit Agreement]